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                                          EXHIBIT 99, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 1999
                                                   COMMISSION FILE NUMBER 1-3671



INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
   Gulfstream Aerospace Corporation:

We have audited the consolidated balance sheet of Gulfstream Aerospace Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1998 (none of which are presented herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial results of Gulfstream Aerospace Corporation and subsidiaries at December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




/s/ DELOITTE & TOUCHE LLP
--------------------------
 DELOITTE & TOUCHE LLP




Atlanta, Georgia
February 1, 1999
(March 1, 1999 as to Note 16)